Exhibit 23(d)

                          INVESTMENT ADVISORY AGREEMENT

THIS AGREEMENT is made as of the 8th day of March, 2000.

BETWEEN

(1) THE VENUS SERIES TRUST, a Delaware business trust (the "Trust") on behalf of the INDIA TECHNOLOGY FUND (the "Fund") having its registered office at c/o The Corporation Trust, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801

AND

(2) VENUS CAPITAL MANAGEMENT, INC., a Delaware corporation having its registered office at 31 Milk Street, Third Floor, Boston, MA 02109 (hereinafter called the "Adviser")

WHEREAS

(A) The Trust is an open-end management company registered as such under the Investment Company Act of 1940, as amended (the "Investment Company Act").

(B) The Adviser is a registered investment adviser under the Investment Adviser's Act of 1940, as amended (the "Investment Adviser's Act").

(C) The Adviser is the sole sponsor and organizer of and has been retained as investment adviser to the Fund.

WHEREBY IT IS AGREED AND DECLARED as follows:

1. Interpretation

      1.1. In this Agreement the following words and expressions shall, where not inconsistent with the context, have the following meanings respectively:

       "Auditors"             means KPMG New Delhi or New York or such other
                              firm of independent auditors as is appointed by the Board of Trustees.

       "Board of Trustees"    means the Board of Trustees of the Trust as set
                              forth in the Prospectus.

       "Custodian"            means Deutsche Bank, A.G.; acting in its capacity
                              as custodian of the Investments or any such other corporation appointed to act as custodian of the Investments by the Board of Trustees;

       "Declaration"          means that certain Declaration of Trust dated
                              November 8, 1999;

       "Effective Date"       means the date referred to in the first sentence
                              of the Preamble.

       "Investment
        Advisers Act"         means the Investment Advisers Act of 1940, as
                              amended;

       "Investment
        Company Act"          means the Investment Company Act of 1940, as
                              amended;

       "Investments"          means the assets and rights from time to time of
                              the Trust held or to be held in accordance with the Declaration (including any uninvested cash and any moneys or application moneys which may be or become returnable to any applicant for Shares) and further means, in the case of a purchase or acquisition of Investments, such transferable securities of any kind or other assets as may be purchased or acquired and form part of the assets and rights from time to time of the Trust held or to be held in accordance with the Declaration;

       "Laws" means the laws of Delaware (including delegated legislation or regulations of any competent authority) and any other applicable laws and regulations for the time being in force;

       "Net Asset Value"      means the total value of all portfolio securities,
                              cash, other assets held by the Fund, and interest and dividends accrued minus all liabilities, including accrued expenses.

       "Prospectus"           means the detailed prospectus of the Trust
                              approved by the Trustee under which Shares are offered for subscription or purchase from time to time, the initial Prospectus being of even date herewith;

       "Term" means a period of twenty-five years beginning on the Effective Date.

       "Transfer Agent"       means Mutual Shareholder Services, LLC.

      "Shares" means the Shares in the Trust (and "Shareholder" shall be construed accordingly);

      "Trustees"              means the Board of Trustees of the Trust including
                              any duly appointed committee thereof;

      "Unlimited Period"      means the period set forth in Section 8.1;

       "US"                   means the United States of America;

      1.2. Any reference to the Trust, the Adviser, the Transfer Agent, or the Custodian includes a reference to its or their duly authorized agents or delegates.

      1.3.  References to Clauses are to Clauses of this Agreement.

      1.4. The headings to the Clauses of this Agreement are for convenience only and shall not affect the construction or interpretation thereof.

2. Appointment and Duties of the Adviser

            As of the Effective Date, the Trust HEREBY APPOINTS the Adviser to act as investment adviser to the Fund for the period and on such terms set forth in this Agreement and the Adviser hereby accepts such appointment and agrees to assume the obligations set forth herein.

            Adviser, as sponsor of the Fund, has the overall responsibility for its organization, administration, operation, and compliance with all Laws as well as all policies established by the Board of Trustees. The duties of the Adviser include but are not limited to the following:

            (a) advising the Trust concerning the investment and reinvestment of the assets of the Fund and the Fund's general investment policy;

            (b) obtaining and evaluating pertinent information relating to economic developments, the performance of security markets, and investment opportunities generally on an international basis;

            (c) recommending industries and companies to be represented in the Fund's portfolio;

            (d) formulating programs concerning the purchase and sale of the investments and securities included or to be included in the Fund's portfolio;

            (e) advising the Trust concerning all actions which it appears to the Adviser should be taken to carry out the investment policies of the Trust;

            (f) preparation of material other than accounts for inclusion in annual or other required ownership reports of the Fund whenever and in whatever form the Trust may reasonably require;

            (g) carrying out reviews and controls of the investment portfolio of the Fund whenever the Adviser shall deem necessary or the Trust shall reasonably require including submitting periodical reports to the Trust;

            (h) maintaining consolidated books and records with respect to the Fund's overall portfolio of securities;

            (i)   overseeing pricing of the Fund's portfolio; and

            (j) selection of the brokers or dealers that will execute the purchases and sales of securities for the Fund.

      2.2. The Adviser shall undertake, by meetings with representatives of the Trust's Board of Trustees or by any other means, to keep the Trust informed of relevant developments affecting the investments of the Fund.

3 Duties of the Adviser

      In carrying out its duties, the Adviser shall have regard to:

            (a)   the investment objectives specified by the Trust,

            (b) the primary purpose of the Trust's investment policy from time to time communicated in writing by the Trust to the Adviser,

            (c) the entitlement of the holders of shares of the Trust to require redemption of their shares,

            (d) the terms of any exchange control consent and any other present or future governmental consents,

            (e)   the terms of the Prospectus issued by the Trust,

            (f) any other matter to which a prudent adviser to an investor of a category similar to the Trust would reasonably pay regard in the proper discharge of his duties, and

            (g) any directions from the Board of Trustees of the Trust or any restrictions for the time being contained in the Declaration and Prospectus of the Trust with regard to investment or borrowing.

4. Delegation

            (a) The Adviser shall be at liberty in the performance of its duties and in the exercise of the powers, privileges and duties vested in the Adviser hereunder to act by responsible officers or a responsible officer for the time being and to employ and pay an agent to perform or concur in performing any of the services required to be performed hereunder and may act or rely upon the opinion or advice or any information obtained from any broker, lawyer, valuer, surveyor, auctioneer or expert whether reporting to the Trust or not.

5. Fees and Expenses of the Adviser

      5.1. The Trust, on behalf of the Fund, will pay the Adviser a performance-based management fee calculated monthly by comparing the Fund's investment performance to the investment record of the IFC India Index ("IFC India Index"). The difference between the Fund's performance compared to the performance of the IFC India Index will multiplied by a performance adjustment of 12.5% at an annual rate ("Performance Adjustment"). The Performance Adjustment will then be added or subtracted from the basic fee of 2.5%, subject to the Adviser's minimum fee of 0.00% and maximum fee of 5.00%. If the Fund underperforms the IFC India Index by 20 percentage points over a 12-month period, the minimum management fee of 0.00% will apply. Correspondingly, if the Fund overperforms the IFC India Index by 20 percentage points, the maximum total management fee of 5.00% will apply. The following table illustrates the fee structure:

Twelve Month Performance of the Fund versus IFC India Index  Management Fee
-----------------------------------------------------------  --------------
The Fund underperforms IFC India Index by 20% or more.           0.00%
The Fund underperforms IFC India Index by 15%.                   0.63%
The Fund underperforms IFC India Index by 10%.                   1.25%
The Fund underperforms IFC India Index by 5%.                    1.88%
The Fund and IFC India Index perform the same.                   2.50%
The Fund overperforms IFC India Index by 5%.                     3.13%
The Fund overperforms IFC India Index by 10%.                    3.75%
The Fund overperforms IFC India Index by 15%.                    4.38%
The Fund overperforms IFC India Index by 20% or more.            5.00%

      5.2 The Adviser shall pay the expenses incurred by it in connection with the performance of its services hereunder.

      5.3. The Trust shall reimburse the Adviser for those reasonable out-of-pocket expenses which the Adviser may have paid on behalf of the Fund in the performance its duties hereunder.

6. Authority and Exclusivity of the Adviser

            The services of the Adviser to the Trust hereunder are to be deemed exclusive and the Adviser shall not be authorized to render similar services to other entities.

            Except in accordance with the Trust's instructions, the Adviser shall not have any power to enter into any agreement, contract, transaction, or arrangement on behalf or in the name of the Trust or have the authority in any way to bind the Trust.

7. Responsibility

      7.1. The Adviser shall not be liable to the Trust or any Shareholder for any error of judgement or for any loss suffered by the Trust or any such Shareholder in connection with the subject matter of this Agreement unless such loss arises from recklessness, fraud, bad faith or willful default on the part of the Adviser in the performance or non-performance by it of its duties and obligations relating to this Agreement or failure by the Adviser to exercise due care and diligence in relation to the performance or non-performance by it of all other duties and obligations hereunder (any such occurrence, an Adviser's Default").

      7.2. The Trust hereby undertakes to hold harmless and indemnify the Adviser against all actions, proceedings, claims, costs, demands and expenses which may be brought against, suffered, or incurred by the Adviser by reason of its performance or non-performance of its duties under the terms of this Agreement (other than due to an Adviser's Default) including carrying out or relying upon a duly issued instruction, order, or resolution of the Trustees and including all legal, professional, and other expenses incurred by the Adviser in the performance of its obligations or duties.

8. Duration

            This Agreement shall continue in effect for an initial period of two years from the date of adoption and shall continue in effect thereafter for so long as such continuance is specifically approved at least annually by the affirmative vote of (i) a majority of the Trustees of the Trust, who are not interested persons of the Trust, cast in person at a meeting called for the purpose of voting on such approval, and (ii) a majority of the Trustees of the Trust or the holders of a majority of the outstanding voting securities of the Fund; provided however, that this Agreement may be terminated by the Trust, on behalf of the Fund at any time, without the payment of any penalty, by a majority of the Trustees who are not interested persons of the Trust or by vote of a majority of the outstanding voting securities (as defined in the Investment Company Act) of the Fund, or by the Adviser at any time, without the payment of any penalty, on not more than 60 days' written notice to the other party. This Agreement shall terminate automatically in the event of its assignment provided that a transaction which does not, under the Investment Company Act, result in a change of actual control or management of the Adviser's business shall not be deemed to be an assignment for the purposes of this Agreement. The term "assignment" for this purpose shall have the meaning defined in Section 2(a)(4) of the Investment Company Act.

9. Force Majeure

            The Adviser shall not be responsible for the loss of or damage to any property of the Trust in the possession of the Adviser or for any failure to fulfill its duties hereunder if such loss, damage or failure shall be caused by or directly or indirectly due to war damage, enemy action, the act of any Government or other competent authority, riot, civil commotion, rebellion, storm, tempest, accident, fire, lock-out, strike or other cause whether similar or not and beyond the control of the Adviser provided that the Adviser shall use all reasonable efforts to minimize the effects of the same.

 10.Confidentiality

            Neither party hereto shall (except if mandated by law) at any time before or after the termination of this Agreement disclose to any person any confidential information relating to the other party or to the affairs of the other party obtained during the Term and each party shall use reasonable best efforts to prevent any such disclosure.

11. Miscellaneous Provisions

      11.1  No failure on the part of any party to exercise, and no delay on its part in exercising, any right or remedy under this Agreement will operate as a waiver thereof nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

      11.2 Any provision of this Agreement may be amended only if the parties so agree in writing and subject to the provisions of the Declaration.

      11.3. The illegality, invalidity or unenforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.

      11.4 The Trust may invest in India through a trust, subsidiary, partnership or other entity set up for such a purpose and if it shall so do, the Trust, as appropriate, shall procure the trust, subsidiary, partnership or other entity to enter into an agreement supplemental hereto with the Trust, and the Investment Adviser upon the terms of this Agreement, subject to such amendments as are considered necessary and approved by the parties hereto.

12. Notices

      12.1. Any notice given hereunder shall be given by sending the same by certified mail, return receipt requested, or by telegram, cable, telex or facsimile confirmed in each case by a copy sent forthwith by certified mail, return receipt requested, or by delivering the same by hand; such notice shall be addressed, dispatched or delivered (as the case may be) to the principal place of business for the time being of the party to whom it is addressed.

      12.2. Any notice sent by mail as provided in this Clause 12 shall be deemed to have been given 72 hours after dispatch and any notice sent by telegram, cable, telex or facsimile as provided in this Clause 12 shall be deemed to have been given upon receipt or by confirmed answer back if served by telex.

13. Governing Law

            This Agreement shall be governed and construed in accordance with the laws of the State of Delaware and the Adviser and the Investment Adviser hereby irrevocably submit to the non-exclusive jurisdiction of the courts of the State of Delaware in relation to any dispute arising from this Agreement.

14. Counterparts

            This Agreement may be executed in one or more counterparts each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

15. Contemplated Amendment

            The parties hereto acknowledge that the terms and conditions of this Agreement will be the subject of a review of the United States Securities and Exchange Commission ("SEC"). Each of the parties hereto shall promptly consider the comments of the SEC in the context of the placing and the application for registration of the Trust with the SEC and each shall use their best efforts to agree to such amendments to this Agreement as may be necessary or desirable in order to take account of the SEC's comments. Any amendments made in accordance with the foregoing shall be made by re-executing this Agreement which shall incorporate such amendments as the parties hereto agree, which shall include the removal of this Clause 15, and such subsequent agreement shall be expressed to be effective as of the date hereof and shall replace in its entirety any and all rights and obligations of any of the parties hereto.

                           [SIGNATURES ON NEXT PAGE]

            IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                              VENUS SERIES TRUST

                              By: /s/ Vikas Mehrotra
                                  ----------------------
                                  Vikas Mehrotra
                                  Trustee


                              VENUS CAPITAL MANAGEMENT, INC.

                              By: /s/ Vikas Mehrotra
                                  ----------------------
                                  Vikas Mehrotra
                                  President